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                                                                     EXHIBIT 5.1

                                  October 9, 1996

Universal Outdoor, Inc.
321 North Clark Street
Chicago, Illinois  60610

    Re:  Senior Subordinated
         Notes of Universal Outdoor, Inc.
         -------------------------------------------

Dear Sir or Madam:

    We refer to the Registration Statement on Form S-1, Registration No. 333-12427 (together with any registration statement filed pursuant to Rule 462(b) of the Securities Act, the "Registration Statement"), filed by Universal Outdoor, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of the Company's Senior Subordinated Notes (the "Notes"), which such Notes are to be issued and sold pursuant to an Indenture (the "Indenture"). This opinion also relates to any registration statement prepared in connection with the offering of Notes that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and the term "Notes" as used herein includes any additional notes registered pursuant to such subsequently filed registration statement.

    As set forth in the Registration Statement, the Company intends to (i) duly execute and deliver the Indenture, (ii) execute, authenticate, issue and deliver the Notes to the purchasers against payment of the purchase price, and (iii) cause all required actions of directors and stockholders to accomplish the offering of the Notes to be taken (the "Corporate Actions").

    Based on the foregoing, we are of the opinion that:

    1.  The Company is duly incorporated and validly existing in Illinois.

    2. Assuming that the Corporate Actions have been completed, the Notes will be legally issued, fully paid, and non-assessable upon delivery thereof to the purchasers thereof against payment of the agreed consideration therefore.

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Universal Outdoor, Inc.
October 9, 1996
Page 2


    We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Notes.

    We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                       Very truly yours,


                                       /s/ Winston & Strawn